Exhibit 10.31
Term Note

$12,500,000.00    December 1, 2020

FOR VALUE RECEIVED, LUNA INNOVATIONS INCORPORATED, a Delaware corporation (the “Borrower”), with an address at 1 Riverside Circle, Suite 400, Roanoke, VA 24016, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1001 Haxall Point, Suite 706, Richmond, VA 23219, or at such other location as the Bank may designate from time to time, the principal sum of TWELVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($12,500,000.00) (the “Facility”), together with interest accruing on the outstanding principal balance from the date hereof, all as provided below. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement (as defined below).

1.    Interest Rate. Amounts outstanding under this Note will bear interest at a rate per annum equal to the sum of (A) LIBOR in effect on each Reset Date (each as defined below) plus (B) the Applicable Margin (as such term is defined in Exhibit A attached hereto and made a part hereof).

2.    Payments. Principal shall be due and payable in equal consecutive installments in the amount of $1,041,666.00 each (as reduced from time to time pursuant to Section 8 hereof), commencing on the first Reset Date after the date of this Note, and continuing on each succeeding Reset Date thereafter. Interest shall be payable at the same times as the principal payments; provided that if the Reset Dates occur less frequently than every three (3) months, then interest shall also be paid every three (3) months. Any outstanding principal and accrued interest shall be due and payable in full on the Maturity Date (as defined below).

3.    Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Alternate Rate” shall mean the sum of (A) the Base Rate plus (B) the Applicable Margin (as such term is defined in Exhibit A attached hereto and made a part hereof).

“Base Rate” shall mean the higher of (A) the Prime Rate in effect on such day, and (B) the sum of the Overnight Bank Funding Rate in effect on such day plus 50 basis points (0.50%). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York.

“Default Rate” shall mean the rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note, and (B) the Maximum Rate.

“LIBOR” shall mean, for each Reset Date, the interest rate per annum determined by the Bank by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the

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London interbank deposit market), or the rate which is quoted by another source selected by the Bank as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to such Reset Date, as the 3-month London interbank offered rate for U.S. Dollars commencing on such Reset Date (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage; provided, however, if LIBOR, determined as provided above, would be less than zero, then LIBOR shall be deemed to be zero. LIBOR shall be adjusted automatically without notice to the Borrower on and as of (a) each Reset Date, and (b) the effective date of any change in the LIBOR Reserve Percentage.

“LIBOR Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

“Loan Agreement” shall mean that certain Loan Agreement by and among, the Borrower, the guarantors from time to time party thereto and Bank of even date herewith, as the same may have been modified or amended from time to time.

“Maturity Date” shall mean December 1, 2023.

“Maximum Rate” shall mean the maximum rate of interest allowed by applicable law.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Reset Date” shall mean (i) the date of this Note, and (ii) subject to the proviso below, the first day of every third month thereafter, provided that: (a) if any such day is not a Business Day, then the first succeeding day that is a Business Day shall instead apply, unless that day falls in the next succeeding calendar month, in which case the next preceding day that is a Business Day shall instead apply, and (b) if any such day is a day of a calendar month for which there is no numerically corresponding day in certain

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other months (each, a “Non-Conforming Month”), then any Reset Date that falls within a Non-Conforming Month shall be the last Business Day of such Non-Conforming Month.

4.    Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason the effective interest rate should exceed the Maximum Rate, the effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

5.    Alternate LIBOR Rate Provisions. If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining LIBOR, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (a) the availability of LIBOR shall be suspended, and (b) the interest rate for all amounts outstanding under this Note shall be converted on the next succeeding Reset Date to a rate of interest per annum equal to the Alternate Rate.

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on LIBOR, the Bank shall notify the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, (a) the availability of LIBOR shall be suspended, and (b) the interest rate on all amounts outstanding under this Note shall be converted to the Alternate Rate either (i) on the next succeeding Reset Date if the Bank may lawfully continue to maintain or fund loans based on LIBOR to such day, or (ii) immediately if the Bank may not lawfully continue to maintain or fund loans based on LIBOR.

The LIBOR Replacement Rider attached to this Note and incorporated herein by this reference provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Bank does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of the LIBOR Replacement Rider is or may be inconsistent with any term or provision in the remainder of this Note or any other Loan Document, the terms and provisions of the LIBOR Replacement Rider shall control.

6.    Other Payment Terms. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, unless that day falls in the next succeeding calendar month, in which case such payment shall be made on the next preceding day that is a Business Day. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion. Any amortization schedule provided to Borrower is only an estimate, and is superseded by the terms of this Note regarding the accrual and payment of interest.

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7.    Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 3% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

8.    Prepayment. The Borrower shall have the right to prepay any amounts outstanding hereunder at any time and from time to time without penalty or premium, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to the paragraph entitled “Break Funding Indemnification” below. Upon request of Borrower, prepayments of the Facility shall be applied to reduce (i.e., reamortize) the subsequent scheduled payments of the Facility as set forth herein, so long as any such prepayment (a) shall not be less than One Million Dollars ($1,000,000.00), and (b) shall be made concurrently with a regularly scheduled payment due on a Reset Date. For the avoidance of doubt, prepayments made pursuant to the preceding sentence shall not be deemed or construed by any party as (i) permitting Borrower to avoid making any regularly scheduled payments hereunder, or (ii) modifying the Maturity Date.

9.    Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

10.    Break Funding Indemnification. The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any amounts hereunder (or any part thereof) bearing interest based on LIBOR) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any amounts bearing interest based on LIBOR, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any amounts bearing interest based on LIBOR on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable

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pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of all amounts payable hereunder.

11.    Other Loan Documents. This Note is issued in connection with the Loan Agreement and the other Loan Documents (as the same may be amended, modified or renewed from time to time), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower in connection with the Loan Agreement and the other Loan Documents. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time.

12.    Events of Default. The occurrence of any “Event of Default” under the Loan Agreement shall constitute an “Event of Default” under this Note. Upon the occurrence and during the continuance of an Event of Default: subject to any cure periods in the Loan Agreement, (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

13.    Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

14.    Anti-Money Laundering/International Trade Law Compliance. The Borrower represents and warrants to the Bank, as of the date hereof, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event. Notwithstanding anything to the contrary

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herein or in any of the other Loan Documents, the collateral securing any debt, liabilities or other obligations of any Obligor to the Bank shall not include any Embargoed Property, but only to the extent and for so long as such collateral is or remains Embargoed Property.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means the Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of the Borrower acting in any capacity in connection with the Facility; “Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Country; or (e) that would otherwise cause any actual or possible violation by Bank of any applicable Anti-Terrorism Law if the Bank were to obtain an encumbrance on, lien on, pledge of or security interest in such property or provide services in consideration of such property; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

15.    [Reserved].

16.    Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note) and will be effective upon receipt. Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever

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waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

17.    Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York (the “State”). This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district in the State; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

18.    Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

19.    USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

20.    Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

21.    Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain such individual’s personal credit profile from one or more national credit bureaus.  This authorization extends to obtaining a credit profile in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (a) update, renewal or extension of such credit or additional credit, (b) reviewing, administering or collecting the resulting account and (c) reporting on the repayment and satisfaction of such credit obligations.  By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth

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herein.  For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

22.    Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

23.    WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

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Term Note
[SIGNATURE PAGE]

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

LUNA INNOVATIONS INCORPORATED,
a Delaware corporation

By:     /s/ Scott A. Graeff
Name:     Scott A. Graeff
Title:     Chief Executive Officer

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LIBOR REPLACEMENT Rider

    (a)    Benchmark Replacement. Notwithstanding anything to the contrary in the Note or in any other Loan Document, if the Bank determines that a Benchmark Transition Event or an Early Opt-in Event has occurred, the Bank may amend the Note to replace LIBOR with a Benchmark Replacement in accordance with the provisions of this Rider; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to LIBOR will continue to bear interest with reference to LIBOR; provided however, during a Benchmark Unavailability Period such amounts automatically will bear interest at the rate and on the terms that would have been applicable under the Note if the Bank had given notice that LIBOR had become unavailable.

    (b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrower.

    (c)    Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the effectiveness of any Benchmark Replacement Conforming Changes and (ii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Rider, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower, except, in each case, as expressly required pursuant to this Rider. In addition to any delivery method permitted pursuant to the terms of the Loan Documents, the Bank may provide any amendment, notice or other communication to the Borrower hereunder electronically (including to any electronic address that the Borrower provides to the Bank) or through an automated platform that the Bank provides to the Borrower.

    (d)    Certain Defined Terms. As used in this Rider:

“Benchmark Replacement” means the sum of: (a) the Benchmark Replacement Index and (b) the Benchmark Replacement Adjustment; provided that, if at any time the Benchmark Replacement as so determined would be less than the Benchmark Replacement Floor, the Benchmark Replacement will be deemed to be the Benchmark Replacement Floor for the purposes of the Note.

“Benchmark Replacement Adjustment” means, for each applicable LIBOR-based rate and tenor, the spread adjustment to the Benchmark Replacement Index, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Bank (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Benchmark Replacement Index by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of LIBOR for U.S. dollar-denominated credit facilities at such time and (b) which also may reflect adjustments to account for (i) the effects of the transition from LIBOR to the Benchmark Replacement and (ii) yield- or risk-based differences between LIBOR and the Benchmark Replacement.

Form 8G (Multistate) – Rev. 9/20

“Benchmark Replacement Commencement Date” means the date a Benchmark Replacement has replaced LIBOR for all purposes under the Note in accordance with this Rider.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including, for example, changes to the definition of “Base Rate,” the definition of “LIBOR Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Note).

“Benchmark Replacement Floor” means the minimum rate of interest, if any, specified for LIBOR under the terms of the Note or, if no minimum rate of interest is specified, zero.

“Benchmark Replacement Index” means the alternate benchmark rate that has been selected by the Bank to replace LIBOR giving due consideration to (a) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated credit facilities.

“Benchmark Replacement Transition Date” means the earlier to occur of the following events with respect to LIBOR:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1)    a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(2)    a public statement or publication of information by a Governmental Authority having jurisdiction over the Bank, the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Bank announcing that LIBOR is no longer representative.

Form 8G (Multistate) – Rev. 9/20

“Benchmark Unavailability Period” means the period, if any, beginning on the Benchmark Replacement Transition Date and ending on the Benchmark Replacement Commencement Date, it being understood that if the Benchmark Replacement Commencement Date occurs on or before the Benchmark Replacement Transition Date a Benchmark Unavailability Period will not occur.

“Early Opt-in Event” means a determination by the Bank that U.S. dollar-denominated credit facilities being executed at such time, or that include language similar to that contained in this Rider, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“LIBOR” means, for purposes of this Rider only, any interest rate that is based on the London interbank offered rate, including the Daily LIBOR Rate.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

Form 8G (Multistate) – Rev. 9/20

EXHIBIT A

    As used herein, the term “Applicable Margin” shall mean, beginning on the date hereof, two and one quarter percent (2.25%) per annum and, thereafter, the Applicable Margin shall be subject to adjustment as of the end of Borrower’s fiscal quarter ending after the Effective Date, based on the Net Leverage Ratio as of such quarter end and for each successive quarter thereafter. Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 6.2(d) of the Loan Agreement. For the avoidance of doubt, if the Net Leverage Ratio, measured as of the end of each fiscal quarter, is as described below, the Applicable Margin shall be the Applicable Margin appearing opposite the corresponding Net Leverage Ratio:

Fiscal Quarter End Net Leverage Ratio	Applicable Margin
Net Leverage Ratio less than or equal to 0.50 to 1.00	1.75%
Net Leverage Ratio greater than 0.50 to 1.00 and less than 1.25 to 1.00	2.00%
Net Leverage Ratio greater than or equal to 1.25 to 1.00	2.25%

Bank shall determine whether any adjustment to the Applicable Margin is to be made quarterly, based on the Compliance Certificate delivered to Bank pursuant to the Loan Agreement; provided, however, that if such Compliance Certificate is not timely delivered to Bank, then, at the option of Bank, an adjustment to the Applicable Margin shall be made based on an assumed delivery of said Compliance Certificate reflecting a Net Leverage Ratio which is greater than 1.25 to 1.00; provided, further, at the option of the Bank, on and after receipt of a notice that an Event of Default has occurred, the Default Rate may then apply as of the date of such Event of Default (as reasonably determined by Bank) and shall continue to apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, in each case, the Applicable Margin otherwise determined in accordance with this Exhibit A shall apply). Each such adjustment shall apply to all Advances then existing and any made during the period for which such adjustment becomes effective.

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Form 8G (Multistate) – Rev. 9/20